Exhibit 10.30

AMENDMENT NO. 1 TO LEASE AGREEMENT

This Amendment No. 1 to Lease Agreement (the “Amendment”) dated as of July 10, 2003, amends that certain Lease Agreement (the “Lease”) by and between J. A. CARDWELL, TRUSTEE (“Lessor”) and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (“Lessee”), formerly known as Petro PSC, L.P. dated April 30, 1992, pertaining to the Building located at 6080 Surety Drive, El Paso, Texas 79905, and more particularly described in the Lease. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

RECITALS:

WHEREAS, Section 3 of the Lease provides for a Term to expire on December 31, 2005; and

WHEREAS, Lessee has requested and Lessor has agreed to further extend said Term as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises contained in the Lease, as amended by this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	The term of Lease is hereby extended to December 31, 2013. The rent for the extended term shall remain the same.

2.	The Lease, as amended by this Amendment, shall remain in full force and effect between the parties in accordance with its terms and conditions. All terms not otherwise defined herein shall have the meaning subscribed thereto in the Lease.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LESSOR:	LESSEE:

PETRO STOPPING CENTERS, L.P.

/s/ J.A. Cardwell, Sr.	By: /s/ Edward Escudero
J. A. Cardwell, Trustee	Edward Escudero, Chief Financial Officer